Exhibit 99.1

CRH Medical Corporation to Announce 2019 Second Quarter Results on July 31, 2019

VANCOUVER, July 29, 2019 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) (the "Company"), plans to release its results for the quarter ended June 30, 2019 on Wednesday, July 31, 2019 after market close.

The Company's executive management will discuss the results during a conference call on Thursday, August 1, 2019 at 9:00 am Eastern Time/6:00 am Pacific Time. To participate in the call, please dial 1-855-327-6838 or 1-604-235-2082.

An audio replay will be available shortly after the call by dialing 1-800-319-6413 or 1-604-638-9010 and entering access code 3468. The replay will be available for two weeks after the call.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 23 anesthesia acquisitions. CRH now serves 52 ambulatory surgical centers in 11 states and performs approximately 333,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

View original content:http://www.prnewswire.com/news-releases/crh-medical-corporation-to-announce-2019-second-quarter-results-on-july-31-2019-300892117.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/July2019/29/c9346.html

%CIK: 0001461119

For further information: CRH Medical Corporation, Richard Bear, Chief Financial Officer, 425-658-0151, rbear@crhmedcorp.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:30e 29-JUL-19